Exhibit 99.1

FreeButton Completes Acquisition of Media Rhythm

ENCINITAS, CA--(Marketwired - July 11, 2013) -  FreeButton, Inc. (OTCQB: FBTN) a developer of interactive web and mobile marketing solutions to leading brands,  today announced that it has acquired Media Rhythm Group, Inc., a leading advertising sales agency to the youth and action sports demographic. Media Rhythm represents various media publishers including GrindMedia and Alli Sports.

Media Rhythm packages integrated advertising and sponsorship packages with:

GrindMedia (owners of magazines: Surfer, Surfing, Transworld Skateboarding, Transworld Snowboarding, Transworld Motocross, Transworld RideBMX, Transworld Business, Powder, Snowboarder, Skateboarder, Canoe & Kayak, SUP, Bike, Dirt Sports, Off-Road Industry, Paved, Baseball America, Slam, 28+ websites such as SurferMag.com, TransworldSkateboarding.com, and more than 30 events that are available for integrated sponsorships,) and

Alli Sports Network, owned by NBC Sports, (owner and/or producers of the Dew Tour, Lucas Oil Pro Motocross Tour, Octane Academy, World of Advernture Sports, and more.)

James Lynch, CEO of FreeButton said that “Media Rhythm provides several strategic benefits to FreeButton. It brings high value advertising accounts which have tremendous sell-through potential for our API product; it creates a broader pool of advertisers that can be cross-promoted FreeButton; it brings additional, proven revenue streams including print and social media advertising and event marketing; and it enables FreeButton to become a more full-service advertising firm”

Key Highlights:

•	Adds immediate revenue streams and builds advertising base to FreeButton business;

•	Adds sales and marketing support;

•	Diversifies revenue streams;

•	Creates new sales channels for FreeButton advertising solutions to existing MediaRhythm customer base; and

•	Creates economies of scale in combined businesses while reducing administrative costs.

This move is part of FreeButton’s broader strategy to establish and build a foothold in the burgeoning marketplace for developing marketing solutions to the Millennial demographic audience.

For more information on the Letter of Intent and the proposed transaction, please see the Company's latest 8-K SEC filing.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law. There is no assurance that a definitive agreement will be completed.

About Media Rhythm Group Inc.

Media Rhythm Group Inc., launched in Dec 2009, is a sales firm representing various media properties including 14 magazines (Surfer, Surfing, Powder, Snowboarder, Skateboarder, Canoe & Kayak, Standup Paddler, Bike, Dirt Rider, ATV Rider, Paved, Baseball America, Slam, Alert Diver), 17+ websites and numerous events that are available for integrated sponsorships. For more information go to www.mediarhythm.com.

About FreeButton, Inc.

Located in Encinitas, CA, FreeButton, Inc. is the operator and developer of www.FreeButton.com, an advertising company that specializes in e-commerce & advertising promotion through the use of a revolutionary new "Instant-Win" program where Users can attempt to win a product without signing up or entering any private info.